Exhibit 99 777 E. Wisconsin Ave. Milwaukee, WI 53202 USA Fax: 414.382.5560
News Release

Contact	Matthew Gonring Media Relations Rockwell Automation 414-382-5575	Tim Oliver Investor Relations Rockwell Automation 414-212-5210

Rockwell Automation Reports Second Quarter Results

o	Diluted earnings per share from continuing operations of $0.75, including $0.10 related to tax items

o	Revenue up 13 percent; 11 percent excluding currency translation

o	Free cash flow $131.7 million

MILWAUKEE (April 26, 2005) – Rockwell Automation, Inc. (NYSE: ROK), a leading global provider of industrial automation power, control and information solutions, today reported fiscal 2005 second quarter income from continuing operations of $142.5 million ($0.75 per share) compared to $74.9 million ($0.39 per share) in 2004. Results for the second quarter of 2005 include $19.7 million ($0.10 per share) of tax benefits related to the resolution of certain federal income tax matters. Net income for the second quarter of 2005, including discontinued operations, was $150.0 million ($0.79 per share) compared to $78.3 million ($0.41 per share) in 2004.

Sales for the second quarter were $1,218.4 million, up 13 percent compared to $1,079.6 million in the second quarter of 2004. Currency translation accounted for two percentage points of the growth. Segment operating earnings in the second quarter were $218.7 million, up 50 percent compared to $145.8 million in the second quarter of 2004.

Rockwell Automation
Second quarter results

Keith Nosbusch, chairman and chief executive officer, said, “Our businesses continue to benefit from our steady investment in proliferating our integrated architecture platform and in broadening our portfolio of automation products, value-added services and solutions. Our strengthened offering better positions us to solve the business needs of our customers and capitalize on the continued growth of our customers’ investment in automation and productivity.” Nosbusch continued, “An intense focus on productivity, and on leveraging our cost structure and capital base, continues to deliver higher returns on invested capital.”

Commenting on the quarter, Nosbusch continued, “We are very pleased with our solid results in the quarter. After a slow start, the quarter finished strong. We saw sales growth across nearly all our businesses and most geographies. In particular, Power Systems delivered an impressive combination of growth and profitability. The momentum we experienced exiting the quarter, combined with recent indicators of demand, make us optimistic that the gradual uptrend in revenue is sustainable.”

Fiscal Year 2005 Outlook

Consistent with prior guidance, the company expects organic revenue growth of approximately 10 percent, excluding currency translation, and earnings per share of $2.55 to $2.65, excluding separately reported tax benefits.

Rockwell Automation
Second quarter results

Following is a discussion of second quarter results for each business.

Control Systems

Control Systems second quarter sales were $998.6 million, an increase of 11 percent compared to $897.0 million in the second quarter of 2004. Two percentage points of the growth was due to the effect of currency translation. Our Logix integrated architecture platform and related product offerings grew by approximately 25 percent. Non-U.S. sales increased 8 percent, excluding the effect of currency translation, with stronger growth in Latin America, Canada and the Asia Pacific region. Segment operating earnings were $186.8 million, an increase of 42 percent compared to $132.0 million in the second quarter of 2004. Profitability increased due to volume leverage, productivity efforts, and improved price/cost dynamics; operating earnings in the quarter also included approximately $11.4 million related to the recognition of a receivable for insurance recovery of previously-incurred litigation costs. Control Systems return on sales was 18.7 percent in the second quarter of 2005 compared to 14.7 percent in 2004.

Power Systems

Power Systems second quarter sales were $219.8 million, an increase of 20 percent versus the relatively weak results of the 2004 second quarter of $182.6 million. Segment operating earnings increased 131% to $31.9 million, compared to $13.8 million in the second quarter of 2004 that included approximately $4 million of restructuring charges. The increase in segment operating margin was driven by volume leverage, productivity and prior period cost actions, and an improved price/cost environment. Power Systems return on sales was 14.5

Rockwell Automation
Second quarter results

percent in the second quarter of 2005 compared to 7.6 percent in 2004.

Discontinued Operations

Income from discontinued operations for the second quarter of 2005 was $7.5 million ($0.04 per share) consisting primarily of the benefit realized from the resolution of prior year tax matters of discontinued businesses. Income from discontinued operations for the second quarter of 2004 of $3.4 million represents the results of our former FirstPoint Contact business.

Cash Flow

Free cash flow for the second quarter of 2005 was $131.7 million compared to $106.5 million in 2004. Substantially higher pretax earnings were partially offset by higher capital spending and working capital balances.

We define free cash flow as cash flows from operating activities reduced by capital expenditures.

A conference call to discuss our financial results will take place at 9 AM Central Time (10 AM Eastern Time) on Tuesday April 26, 2005. The call will be webcast and accessible via the Rockwell Automation website (www.rockwellautomation.com).

Rockwell Automation
Second quarter results

This news release contains statements (including certain projections and business trends) accompanied by such phrases as “expect(s),” “will,” and other similar expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, the following:

o	economic and political changes in international markets where we compete, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors we cannot control;

o	demand for and market acceptance of new and existing products;

o	levels of capital spending in industrial markets;

o	the availability and price of components and materials;

o	successful development of advanced technologies;

o	the availability and effectiveness of our information technology systems;

o	competitive product and pricing pressures;

o	future terrorist attacks;

o	intellectual property infringement claims by others and the ability to protect our intellectual property;

o	the uncertainties of litigation; and

o	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information solutions that help customers meet their manufacturing productivity objectives. The company brings together leading brands in industrial automation for Complete Automation solutions, including Allen-Bradley® controls and services, Dodge® mechanical power transmission products, Reliance® motors and drives, and Rockwell Software® factory management software. Headquartered in Milwaukee, Wisconsin, the company employs about 22,000 people serving customers in more than 80 countries.

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ROCKWELL AUTOMATION, INC.
SALES AND EARNINGS INFORMATION
(in millions, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2005	2004	2005	2004
Sales
Control Systems	$998.6	$897.0	$1,984.1	$1,725.8
Power Systems	219.8	182.6	419.2	344.1

Total Sales	$1,218.4	$1,079.6	$2,403.3	$2,069.9

Segment Operating Earnings
Control Systems	$186.8	$132.0	$376.8	$232.5
Power Systems	31.9	13.8	55.5	22.9

Total Segment Operating Earnings	218.7	145.8	432.3	255.4

Purchase accounting depreciation and amortization	(3.3)	(6.9)	(10.2)	(13.7)
General corporate - net	(23.3)	(22.5)	(39.3)	(39.4)
Interest expense	(11.5)	(10.2)	(22.6)	(20.7)

Income from continuing operations before income taxes	180.6	106.2	360.2	181.6
Income tax provision (see Note 1)	(38.1)	(31.3)	(95.6)	(49.6)

Income from continuing operations	142.5	74.9	264.6	132.0
Income from discontinued operations (see Note 1)	7.5	3.4	18.8	8.5

Net income	$150.0	$78.3	$283.4	$140.5

Diluted Earnings Per Share:
Continuing operations	$0.75	$0.39	$1.40	$0.69
Discontinued operations	0.04	0.02	0.10	0.04

Net Income	$0.79	$0.41	$1.50	$0.73

Average Diluted Shares	189.0	192.1	189.1	192.2

(1)	See Supplemental Sales and Earnings Information for a summary of separately reported tax items and the composition of Income from discontinued operations.

Page 6 ROCKWELL AUTOMATION, INC. CONDENSED BALANCE SHEET (in millions)

	March 31, 2005	September 30, 2004
ASSETS
Cash and cash equivalents	$484.7	$473.8
Receivables, net	767.6	719.9
Inventories, net	619.7	574.3
Deferred income taxes	134.3	132.7
Other current assets	101.1	125.4

Total current assets	2,107.4	2,026.1
Properties, net	792.2	804.5
Goodwill, net	819.7	811.1
Other intangible assets, net	319.4	323.8
Other assets	264.6	235.7

Total	$4,303.3	$4,201.2

LIABILITIES AND SHAREOWNERS' EQUITY
Short-term debt	$0.2	$0.2
Accounts payable	356.6	362.2
Compensation and benefits	169.6	202.3
Income taxes payable	14.2	8.3
Other current liabilities	342.5	290.6

Total current liabilities	883.1	863.6
Long-term debt	748.7	757.7
Retirement benefits	509.0	505.6
Deferred income taxes	42.7	89.3
Other liabilities	130.8	124.0
Shareowners' equity	1,989.0	1,861.0

Total	$4,303.3	$4,201.2

Page 7 ROCKWELL AUTOMATION, INC. CONDENSED CASH FLOW INFORMATION (in millions)

	Six Months Ended March 31,
	2005	2004
CONTINUING OPERATIONS:
OPERATING ACTIVITIES:
Income from continuing operations	$264.6	$132.0
Adjustments to arrive at cash provided by operating activities:
Depreciation	74.7	80.6
Amortization of intangible assets	12.4	13.5
Pension trust contributions	(58.6)	(55.3)
Retirement benefits expense	44.5	44.5
Net loss (gain) on disposition of property	0.5	(0.8)
Income tax benefit from the exercise of stock options	57.3	21.9
Changes in assets and liabilities, excluding effects of foreign currency adjustments:
Receivables	(14.8)	8.7
Inventories	(37.4)	(10.9)
Accounts payable	(11.0)	(0.4)
Compensation and benefits	(34.5)	1.0
Income taxes	(2.8)	46.8
Other assets and liabilities	(10.4)	(12.7)

Cash provided by operating activities	284.5	268.9

INVESTING ACTIVITIES:
Capital expenditures	(62.4)	(36.4)
Proceeds from sale of property	7.1	2.2
Other investing activities	(0.7)	0.4

Cash used for investing activities	(56.0)	(33.8)

FINANCING ACTIVITIES:
Repayments of debt	–	(8.4)
Cash dividends	(61.0)	(61.5)
Purchases of treasury stock	(262.6)	(99.9)
Proceeds from the exercise of stock options	85.2	46.2
Other financing activities	(1.1)	(0.9)

Cash used for financing activities	(239.5)	(124.5)

Effect of exchange rate changes on cash	(3.9)	(3.0)

Cash (used for) provided by continuing operations	(14.9)	107.6
Cash provided by discontinued operations	25.8	19.8

Increase in cash and cash equivalents	$10.9	$127.4

FREE CASH FLOW:
Cash provided by operating activities	$284.5	$268.9
Capital expenditures	(62.4)	(36.4)

Free cash flow (see Note 1)	$222.1	$232.5

(1)	Our definition of free cash flow, which is an internal performance measurement, may be different from definitions used by other companies.

Page 8 ROCKWELL AUTOMATION, INC. SUPPLEMENTAL SALES AND EARNINGS INFORMATION (in millions, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2005	2004	2005	2004
INCOME TAXES
The income tax provision included the following separately reported items:
Resolution of certain U.S. income tax matters	$19.7	$–	$19.7	$–
Research and experimentation credit refund claim	–	–	–	4.3

Total	$19.7	$–	$19.7	$4.3

The following summarizes the amounts per diluted share for the tax items above:
Resolution of certain U.S. income tax matters	$0.10	$–	$0.10	$–
Research and experimentation credit refund claim	–	–	–	0.02

Total	$0.10	$–	$0.10	$0.02

INCOME EXCLUDING INCOME TAX BENEFITS
The following is a reconciliation of income from continuing operations (as reported) to income from continuing operations excluding separately reported tax benefits:
Income from continuing operations (as reported)	$142.5	$74.9	$264.6	$132.0
Deduct: Separately reported tax benefits	(19.7)	–	(19.7)	(4.3)

Income from continuing operations excluding tax benefits	$122.8	$74.9	$244.9	$127.7

The following is a reconciliation of income from continuing operations per diluted share (as reported) to income from continuing operations per diluted share excluding separately reported tax benefits:

Income from continuing operations per diluted share (as reported)	$0.75	$0.39	$1.40	$0.69
Deduct: Separately reported tax benefits per diluted share	(0.10)	–	(0.10)	(0.02)

Income from continuing operations excluding tax benefits	$0.65	$0.39	$1.30	$0.67

DISCONTINUED OPERATIONS
Income from discontinued operations included the following (all amounts are after tax):
Resolution of certain U.S. and state income tax matters	$7.5	$–	$18.8	$–
Net income from the operations of FirstPoint Contact	–	3.4	–	3.9
Rocky Flats legal proceeding	–	–	–	4.6

Total	$7.5	$3.4	$18.8	$8.5

The following summarizes the amounts per diluted share for the items above:
Resolution of certain U.S. and state income tax matters	$0.04	$–	$0.10	$–
Net income from the operations of FirstPoint Contact	–	0.02	–	0.02
Rocky Flats legal proceeding	–	–	–	0.02

Total	$0.04	$0.02	$0.10	$0.04

ROCKWELL AUTOMATION, INC.
OTHER SUPPLEMENTAL INFORMATION
(in millions)

Income Excluding Income Tax Benefits

Our press release contains information regarding income excluding income tax benefits in 2005 and 2004, which is a non-GAAP financial measure. Management believes that income excluding such income tax benefits is useful to investors because the benefits are not indicative of the magnitude of tax benefits the company may recognize in the future. Management uses income excluding such income tax benefits as one measure to monitor and evaluate the performance of the company.

Free Cash Flow

Our press release contains information regarding free cash flow, which is a non-GAAP financial measure. Our definition of free cash flow takes into consideration capital investment required to maintain the operations of our company and execute our strategy. Management believes that free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, debt service, dividends and share repurchases. Management uses free cash flow as one measure to monitor and evaluate our performance.

The following table summarizes free cash flow by quarter for our company:

	Quarter Ended
	Dec. 31, 2003	March 31, 2004	June 30, 2004	Sept. 30, 2004	Dec. 31, 2004	March 31, 2005
Cash provided by operating activities	$142.0	$126.9	$85.7	$242.3	$102.3	$182.2
Capital expenditures	(16.0)	(20.4)	(22.2)	(39.4)	(11.9)	(50.5)

Free cash flow	$126.0	$106.5	$63.5	$202.9	$90.4	$131.7

Effect of Changes in Currency Exchange Rates on Sales

Our press release contains information regarding the effect of changes in currency exchange rates on sales, which is a non-GAAP measure. Management believes this provides useful information to investors because it reflects regional performance from our activities without the effect of changes in currency rates, which is outside the control of management. Management uses sales excluding the effect of changes in currency exchange rates as one measure to monitor and evaluate our regional performance.

The following is a reconciliation of reported sales to sales excluding the effect of changes in currency exchange rates for the three and six months ended March 31, 2005 compared to sales for the three and six months ended March 31, 2004:

	Three Months Ended March 31,				Six Months Ended March 31,
	2005			2004	2005			2004
	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Sales	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Sales
United States	$745.0	$–	$745.0	$665.3	$1,466.9	$–	$1,466.9	$1,270.6
Canada	102.3	(7.3)	95.0	80.2	188.6	(13.8)	174.8	163.1
Europe, Middle East, Africa	207.9	(11.0)	196.9	199.5	416.4	(28.2)	388.2	373.1
Asia-Pacific	115.0	(4.6)	110.4	95.9	228.7	(8.5)	220.2	187.2
Latin America	48.2	(0.8)	47.4	38.7	102.7	(0.1)	102.6	75.9

Total	$1,218.4	$(23.7)	$1,194.7	$1,079.6	$2,403.3	$(50.6)	$2,352.7	$2,069.9

The following is a reconciliation for the Control Systems segment of reported sales to sales excluding the effect of changes in currency exchange rates for the three and six months ended March 31, 2005 compared to sales for the three and six months ended March 31, 2004:

	Three Months Ended March 31,				Six Months Ended March 31,
	2005			2004	2005			2004
	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Sales	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Sales
United States	$546.9	$–	$546.9	$499.8	$1,090.5	$–	$1,090.5	$959.6
Canada	89.9	(6.4)	83.5	72.4	166.7	(12.2)	154.5	145.8
Europe, Middle East, Africa	206.3	(10.9)	195.4	195.6	411.9	(27.8)	384.1	365.4
Asia-Pacific	110.8	(4.6)	106.2	93.2	219.6	(8.5)	211.1	184.3
Latin America	44.7	(0.8)	43.9	36.0	95.4	(0.2)	95.2	70.7

Total	$998.6	$(22.7)	$975.9	$897.0	$1,984.1	$(48.7)	$1,935.4	$1,725.8

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